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                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings



                              Quarter ended        Nine months ended
                              September 30,          September 30,
                          ---------------------  ---------------------
                             1995       1994        1995       1994
                          ---------- ----------  ---------- ----------
Primary
-------
Net earnings             $ 3,140,000  6,632,000  18,041,000 15,037,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,764,928 19,714,903  19,734,928 19,714,858
  Assumed exercise of
   stock options              73,695     42,728      94,202     52,549
                          ---------- ----------  ---------- ----------
                          19,838,623 19,757,631  19,829,130 19,767,407
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .16        .34         .91        .76


Fully diluted
-------------
Net earnings             $ 3,140,000  6,632,000  18,041,000 15,037,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,764,928 19,714,903  19,734,928 19,714,858
  Assumed exercise of
   stock options              77,214     42,728     106,544     52,549
                          ---------- ----------  ---------- ----------
                          19,842,142 19,757,631  19,841,472 19,767,407
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .16        .34         .91        .76










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